Exhibit 10.38

PERFORMANCE SHARE UNIT AGREEMENT

AGREEMENT (this “Agreement”), dated as of March 3, 2025, between CONMED Corporation (the “Company”) and the employee of the Company named on Schedule I (the “Employee”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 2018 Long- Term Incentive Plan (the “Plan”).
The parties hereto agree as follows:

1.Grant of Performance Share Unit. Pursuant to and in accordance with the Plan,

there is hereby granted on the date hereof to the Employee performance share units (each, a “Unit”) in respect of the number of shares of the Company’s Common Stock set forth on Schedule I hereto under the terms and conditions set forth in this Agreement and the Plan, including Schedule I. A Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Employee, subject to the terms and conditions of this Agreement, including the performance and service-vesting conditions set forth in Schedule I, a share of the Company’s Common Stock, or, at the option of the Company, cash equal to the Fair Market Value thereof (or a combination of cash and Common Stock), on the Delivery Date (as defined below). Until such delivery, the Employee has only the rights of a general unsecured creditor, and no rights as a shareholder, of the Company.
2.General Vesting and Delivery. Except as specified in Sections 3 and 4, the Units shall be earned and vest based on achievement of the performance goals for the applicable period (the “Performance Period”) set forth on Schedule I as certified by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) and subject to satisfaction of the Time-Vesting Condition set forth in Schedule I. Any earned and vested Unit will be settled within 60 days following the Performance-Vesting Date (the “Delivery Date”).
3.Death, Disability; Termination of Employment.

a.Upon the Employee’s death or disability, outstanding unvested Units will immediately vest with performance deemed to be earned based on the target level of achievement as set forth on Schedule I, and shall be payable within 60 days following the date of such death or disability. To the extent necessary to comply with Section 409A, “disability” shall mean “disability” as defined in Section 409A(a)(2)(C).
b.Upon the termination of the Employee’s employment for any reason (including, for the avoidance of doubt, by the Company with or without Cause, or by the Employee’s voluntary resignation) prior to the Performance-Vesting Date, the Employee will remain eligible to earn a prorated portion of any outstanding unvested Units based on actual performance for the Performance Period determined in accordance with Schedule I. The prorated portion will be determined based on the number of full years completed from the beginning of the Performance Period until the effective date of such termination, and shall be payable within 60 days following the Performance-Vesting Date. For clarity, if the Employee’s termination of employment occurs prior to the first anniversary of the commencement of the Performance Period (the “First Anniversary”), then the Employee will not earn any portion of the Units; if such termination occurs after the First Anniversary but before the second anniversary of the commencement of the Performance Period (the “Second Anniversary”), then the Employee will remain eligible to earn one-third of the Target Units (as defined in Schedule 1); and if such termination occurs after the Second Anniversary but before the Performance-Vesting Date, then the Employee will remain eligible to earn two-thirds of the Target Units.

4.Change in Control.

a.Notwithstanding anything in the Plan to the contrary, upon a Change in Control in which the Units are not assumed, substituted or otherwise continued, outstanding unvested Units will be deemed to be earned based on the greater of the target level of performance and the level of performance actually achieved at the date of the Change in Control in accordance with Schedule I as reasonably determined by the Committee in its sole discretion and immediately vest and shall be payable upon the date of the Change in Control.
b.Notwithstanding anything in the Plan to the contrary, upon a Change in Control in which the Units are assumed, substituted or otherwise continued, outstanding unvested Units will be deemed to be earned based on the greater of the target level of performance and the level of performance actually achieved at the date of the Change in Control in accordance with Schedule I as reasonably determined by the Committee in its sole discretion and will cease to be subject to any further performance conditions (such Units, the “Continuing CIC Units”). For clarity, the Continuing CIC Units will continue to be subject to the Time-Vesting Condition set forth in Schedule I and shall be payable within 60 days following the satisfaction of the applicable Time-Vesting Condition.
c.If the Employee’s employment is terminated by the Company or any successor entity thereto without Cause or the Employee resigns for Good Reason, in each case within two years after the Change in Control, any outstanding unvested Continuing CIC Units will immediately vest and be payable within 60 days following the date of termination. For purposes of this Agreement, the following terms shall have the meanings set forth below:
“Change in Control” means:

i.any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is

or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any of its subsidiaries, (B) by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Control Transaction (as defined in clause (ii) below);
ii.the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company (or any such type of transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for the transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination)) immediately following the consummation of the Business Combination becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions in clauses (a), (b) and (c) is referred to hereunder as a “Non-Control Transaction”); or
iii.the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale of all or substantially all of its assets.
Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

d.Dividend Equivalents. The Company agrees that upon the payment of a vested and earned Unit, the Company will make a dividend equivalent cash payment with respect to such Unit equal to the total amount of cash dividends (other than cash dividends pursuant to which the Units were adjusted pursuant to Section 17.1 of the Plan), if any, paid per share of the Company’s Common Stock for which the dividend record dates occurred after the Grant Date set forth in Schedule I and before the date of delivery of the Unit.
5.Authority. The Committee shall have final authority to interpret and construe this

Agreement and to make all determinations thereunder, and its decisions shall be final, binding and conclusive upon all persons, including the Employee and the Employee’s legal representative.
6.Amendment. The Committee reserves the right at any time to amend the terms and conditions set forth in this Agreement, except that the Employee’s rights under this Agreement shall not be materially impaired by any such amendment without the Employee’s written consent. Any amendment of this Award Agreement shall be in writing and signed by an authorized member of the Committee or a person or persons designated by the Committee.
7.Transferability. The Units are not assignable or transferable, and no right or interest of the Employee shall be subject to any lien, obligation or liability of the Employee, except by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, the Committee may, subject to the terms and conditions it may specify, permit the Employee to transfer the Unit to one or more of his immediate family members (i.e., his spouse and issue, including adopted and step children) or to trusts established in whole or in part for the benefit of the Employee and/or one or more of such immediate family members.
During the lifetime of the Employee, the Unit shall be payable only by the Employee or by the immediate family member or trust to whom such Unit has been transferred pursuant to the immediately preceding sentence.
8.No Rights of Employment. This Agreement shall not be construed as giving the

Employee any right to continue in the employ of the Company or any subsidiary or limit in any way the rights of the Company, or any subsidiary, to terminate employment of the Employee at any time.

9.Entire Agreement. The Plan is incorporated herein by reference. This

Agreement, the Plan and such other documents as may be executed in connection with the payment of the Units constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.
10.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice or conflict of laws provisions hereof.
11.Successors. This Agreement shall be binding upon the Company and the

Employee and their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.
The parties hereto have executed this Agreement effective as of the date first set forth above.

CONMED CORPORATION

By:

Attest:

Accepted and Agreed by:

By:

Employee

SCHEDULE I
TO
PERFORMANCE SHARE UNIT AGREEMENT

Employee: _________________________________________________

Grant Date: March 3, 2025

Performance Period: March 3, 2025, to March 3, 2028 (the “Performance-Vesting Date”)

Number of Units Granted: (the “Target Units”)

Time-Vesting Condition: Units will be earned based on achievement of the Performance Measures set forth below as determined in accordance with the section titled “Determination of Units Earned” below, subject to the Employee’s continued employment through March 3, 2028 (the “Time-Vesting Condition”) (subject to Sections 2, 3 and 4 of this Agreement).

Performance Measure:     Relative total shareholder return based on 20 trading day average prices at the beginning and end of Performance Period, including reinvestment of dividends (“rTSR”).

Peer Group:             Members of the S&P Healthcare Equipment Select Index at the start of the Performance Period; provided, however, that (i) companies that cease to be publicly traded during the Performance Period and companies that announce that they are subject to being acquired or to a merger during the Performance Period will be excluded from the performance calculation and (ii) companies that declare bankruptcy remain in the Peer Group with TSR of -100%.

Determination of Units Earned:The Committee will certify achievement of the applicable performance goals in respect of the Performance Period as soon as reasonably practicable following the end of the Performance Period (and in no event later than 60 days following the end of the Performance Period). To determine the number of Units earned, the Committee will multiply the Target Units by the applicable “Percentage of Target Units Earned” in the table below.

Performance Level	ConMed TSR vs. Peer Group	Percentage of Target Units Earn
Maximum	75th percentile or high	200%
Target	50th percentile	100%
Threshold	25th percentile	50%
Below Threshold	Below 25th percentile	0%

The percentage of Target Units earned will be interpolated (on a straight-line basis) for achievement of relative performance between the results in the table above. Notwithstanding anything to the contrary, the maximum number of Units earned under this Agreement may not exceed 200% of the Target Units.